UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 21, 2013

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2013, the Board of Directors of Peapack-Gladstone Financial Corporation (the “Corporation”) appointed Finn M.W. Caspersen, Jr. as Senior Vice President, Chief Operating Officer and General Counsel of the Corporation and of Peapack-Gladstone Bank (the “Bank”), the Corporation’s bank subsidiary. Mr. Caspersen, age 43, has nearly 18 years of experience, including nine years in the banking industry. Mr. Caspersen joined the Bank as Senior Vice President in March 2004 and was promoted to General Counsel in May 2006. He was promoted to Executive Vice President in January 2008 and was elected to the Board of Directors in April 2012. Prior to joining the Bank, Mr. Caspersen worked in the fields of venture capital, investment banking and corporate law. Mr. Caspersen is a graduate of Harvard Law School and Harvard College.

The Company has increased Mr. Caspersen’s annual base salary to $300,000 commencing on the date of his appointment.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release of the Corporation dated March 22, 2013 relating to Mr. Caspersen’s appointment.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title

99.1	Press release dated March 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: March 22, 2013	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Title

99.1	Press release dated March 22, 2013